EXHIBIT 15
                                        __________




August 7, 1998



Securities and Exchange Commission
450 Fifth Street
Washington, D.C. 20549

Dear Ladies and Gentlemen:

We are aware that the June 30, 1998 Quarterly Report on Form 10-Q of AlliedSignal Inc. which includes our report dated August 7, 1998 (issued pursuant to the provisions of Statement on Auditing Standard No. 71) will be incorporated by reference in the Prospectuses constituting part of AlliedSignal Inc.'s Registration Statements, on Forms S-8 (Nos. 33-09896, 33-51455, 33-55410, 33-58347, 33-60261, 33-62963, 33-64295, 333-14673,
333-57509, 333-57515, 333-57517 and 333-57519, on Forms S-3 (Nos.
33-13211, 33-14071, 33-55425, 33-64245, 333-22355, 333-44523, 333-45555
and 333-49455) and on Form S-8 (filed as an amendment to Form S-14, No. 2-99416-01). We are also aware of our responsibilities under the Securities Act of 1933.


Very truly yours,





Price Waterhouse LLP